EXHIBIT 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Thousands of Dollars)	2016	2015

ASSETS

Current Assets:
Cash and Cash Equivalents	$50,966	$23,947
Receivables, Net	890,977	775,480
Unbilled Revenues	192,084	202,647
Taxes Receivable	44,171	305,359
Fuel, Materials, Supplies and Inventory	359,225	336,476
Regulatory Assets	919,311	845,843
Prepayments and Other Current Assets	133,813	129,034
Total Current Assets	2,590,547	2,618,786

Property, Plant and Equipment, Net	20,096,693	19,892,441

Deferred Debits and Other Assets:
Regulatory Assets	3,703,486	3,737,960
Goodwill	3,519,401	3,519,401
Marketable Securities	502,948	516,478
Other Long-Term Assets	299,400	295,243
Total Deferred Debits and Other Assets	8,025,235	8,069,082

Total Assets	$30,712,475	$30,580,309

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable	$769,500	$1,160,953
Long-Term Debt - Current Portion	378,883	228,883
Accounts Payable	646,440	813,646
Obligations to Third Party Suppliers	135,978	128,564
Renewable Portfolio Standards Compliance Obligations	170,021	130,354
Regulatory Liabilities	111,414	107,759
Other Current Liabilities	381,678	419,631
Total Current Liabilities	2,593,914	2,989,790

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	5,284,255	5,147,678
Regulatory Liabilities	526,452	513,595
Derivative Liabilities	344,458	337,102
Accrued Pension, SERP and PBOP	1,355,422	1,407,288
Other Long-Term Liabilities	869,220	871,499
Total Deferred Credits and Other Liabilities	8,379,807	8,277,162

Capitalization:
Long-Term Debt	9,144,687	8,805,574

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,669,392	1,669,313
Capital Surplus, Paid In	6,243,908	6,262,368
Retained Earnings	2,900,351	2,797,355
Accumulated Other Comprehensive Loss	(65,175)	(66,844)
Treasury Stock	(309,977)	(309,977)
Common Shareholders' Equity	10,438,499	10,352,215
Total Capitalization	19,738,754	19,313,357

Total Liabilities and Capitalization	$30,712,475	$30,580,309

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
(Thousands of Dollars, Except Share Information)	2016	2015

Operating Revenues	$2,055,635	$2,513,431

Operating Expenses:
Purchased Power, Fuel and Transmission	754,859	1,162,049
Operations and Maintenance	320,136	333,382
Depreciation	173,986	163,837
Amortization of Regulatory Assets, Net	20,997	60,604
Energy Efficiency Programs	137,175	146,603
Taxes Other Than Income Taxes	159,946	149,481
Total Operating Expenses	1,567,099	2,015,956
Operating Income	488,536	497,475
Interest Expense	98,212	94,843
Other Income, Net	2,011	5,727
Income Before Income Tax Expense	392,335	408,359
Income Tax Expense	146,302	153,226
Net Income	246,033	255,133
Net Income Attributable to Noncontrolling Interests	1,880	1,879
Net Income Attributable to Common Shareholders	$244,153	$253,254

Basic and Diluted Earnings Per Common Share	$0.77	$0.80

Dividends Declared Per Common Share	$0.45	$0.42

Weighted Average Common Shares Outstanding:
Basic	317,517,141	317,090,841
Diluted	318,481,050	318,491,188

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
(Thousands of Dollars)	2016	2015

Operating Activities:
Net Income	$246,033	$255,133
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	173,986	163,837
Deferred Income Taxes	141,132	148,193
Pension, SERP and PBOP Expense	11,583	26,495
Pension and PBOP Contributions	(30,383)	(26,659)
Regulatory Underrecoveries, Net	(82,772)	(110,748)
Amortization of Regulatory Assets, Net	20,997	60,604
Other	(16,532)	(11,891)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(133,965)	(328,299)
Fuel, Materials, Supplies and Inventory	(22,748)	68,172
Taxes Receivable/Accrued, Net	279,106	272,021
Accounts Payable	(76,317)	(59,496)
Other Current Assets and Liabilities, Net	(10,156)	34,179
Net Cash Flows Provided by Operating Activities	499,964	491,541

Investing Activities:
Investments in Property, Plant and Equipment	(431,472)	(362,586)
Proceeds from Sales of Marketable Securities	136,805	114,730
Purchases of Marketable Securities	(135,427)	(116,735)
Other Investing Activities	5,494	66
Net Cash Flows Used in Investing Activities	(424,600)	(364,525)

Financing Activities:
Cash Dividends on Common Shares	(141,157)	(132,433)
Cash Dividends on Preferred Stock	(1,880)	(1,879)
Decrease in Notes Payable	(391,453)	(399,575)
Issuance of Long-Term Debt	500,000	450,000
Other Financing Activities	(13,855)	(10,805)
Net Cash Flows Used in Financing Activities	(48,345)	(94,692)
Net Increase in Cash and Cash Equivalents	27,019	32,324
Cash and Cash Equivalents - Beginning of Period	23,947	38,703
Cash and Cash Equivalents - End of Period	$50,966	$71,027

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.